SUNESIS PHARMACEUTICALS, INC.

EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated on September 13, 2006)

Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby adopts the Sunesis Pharmaceuticals, Inc. Employee Stock Purchase Plan, as amended from time to time (the “Plan”), effective as of the Effective Date (as defined herein).

1. Purpose. The purposes of the Plan are as follows:

(a) To assist employees of the Company and its Designated Subsidiaries (as defined below) in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.

(b) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

2. Definitions.

(a) “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(e) “Common Stock” shall mean the common stock of the Company.

(f) “Company” shall mean Sunesis Pharmaceuticals, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise.

(g) “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation.

(h) “Designated Subsidiary” shall mean any Subsidi-ary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

(i) “Effective Date” shall mean the date on which the Company’s Registration Statement on Form S-1 filed with respect to the Company’s initial public offering becomes effective.

(j) “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the Option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

(k) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).

(l) “Enrollment Date” shall mean the first Trading Day of each Offering Period. The Enrollment Date for the first Offering Period under the Plan shall be the Effective Date.

(m) “Exercise Date” shall mean the last Trading Day of each Purchase Period.

(n) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Common Stock, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator; or

(iv) For purposes of the first Offering Period under the Plan, the Fair Market Value on the Enrollment Date shall be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock (the “Registration Statement”).

(o) “Offering Period” shall mean subject to Section 24, each twelve (12) month period commencing on any December 1 (other than December 1, 2005) or June 1 and terminating on the last Trading Day in the periods ending twelve (12) months later, except for the first Offering Period under the Plan, which shall commence on the Effective Date and end on May 31, 2006. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(p) “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(q) “Plan” shall mean this Sunesis Pharmaceuticals, Inc. Employee Stock Purchase Plan, as may be amended from time to time.

(r) “Purchase Period” shall mean the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date. Notwithstanding the foregoing, the first Purchase Period with respect to the initial Offering Period under the Plan shall end on the last Trading Day on or before the next occurring June 1 following the Effective Date and such period may be more or less than six-months in duration.

(s) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20; provided, further, that the Purchase Price shall not be less than the par value of a share of Common Stock.

(t) “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(b) Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a participant in the Plan on the first day of the first Purchase Period following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(c) No Eligible Employee shall be granted an option under the Plan which permits his rights to purchase stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purpose of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an option may not be carried over to any option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

4. Offering Periods. Subject to Section 24, the Plan shall be implemented by consecutive, overlapping Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (includ-ing the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled begin-ning of the first Offering Period to be affected thereafter. In no event may an Offering Period exceed twenty-seven (27) months in duration.

5. Participation.

(a) Each Eligible Employee who is employed by the Company or a Designated Subsidiary on the calendar day immediately preceding the Effective Date shall automatically become a participant in the Plan with respect to the first Offering Period. Each such participant shall be granted an option to purchase shares of Common Stock and shall be enrolled in such first Offering Period to the extent of twenty percent (20%) of his or her Compensation for the pay days during the first Offering Period (or, if less, the maximum amount of contributions permitted to be made by such participant for such Offering Period by payroll deduction under the terms of this Plan). Participants wishing to purchase shares of Common Stock during the first Offering Period shall do so by making a lump sum cash payment to the Company not later than ten (10) calendar days before each Exercise Date of such Offering Period, and each such payment may be made in an amount not exceeding twenty percent (20%) of such participant’s Compensation for the pay days occurring during such Offering Period and occurring prior to such lump sum payment; provided, however, that such participant shall not be required to make such lump sum cash payments, or exercise all or any portion of such option to purchase shares of Common Stock by making such lump sum payments. Following the Effective Date, each such participant may, during the period designated from time to time by the Administrator for such purpose, elect to make such contributions (or a lesser amount of contributions) for the first Offering Period by payroll deductions in accordance with Section 6, in lieu of making contributions in such lump sum cash payments under this subsection (a), or may elect to make no contributions for such Offering Period; provided, however, that, to make contributions by payroll deductions, such participant must complete the form of subscription agreement provided by the Company for the first Offering Period under this Plan. If (i) during such Offering Period, such a participant elects to make contributions by payroll deduction, or elects to make no contributions for such Offering Period, or (ii) on or prior to the tenth (10th) calendar day before the last Exercise Date of such Offering Period, such a participant fails to make any lump sum cash payment, such participant shall be deemed to have elected not to make contributions by lump sum payment with respect to such first Offering Period. Except as described in subsection (e) below, a participant may not make contributions by lump sum payment for any Offering Period other than the first Offering Period.

(b) Following the first Offering Period, an Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date.

(c) Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a participant in the Plan on the first day of the first Purchase Period following the day on which such person becomes an Eligible Employee. Such person may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the first day of any Purchase Period during the Offering Period in which such person becomes an Eligible Employee. The rights granted to such participant shall have the same characteristics as any rights originally granted during that Offering Period except that the first day of the Purchase Period in which such person initially participates in the Plan shall be the “Enrollment Date” for all purposes for such person, including determination of the Purchase Price.

(d) Except as provided in subsection (a), payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(e) During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the participant will cease automatically to participate in the Plan. In such event, the company will automatically cease to deduct the participant’s payroll under the Plan. The Company will pay to the participant his or her total payroll deductions for the Purchase Period, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to twenty percent (20%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. Except as described in Section 5(a) hereof, a participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a participant be permitted to purchase during each Offering Period more than two thousand three hundred fifty-three (2,353) shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) and during each Purchase Period more than one thousand one hundred seventy-six (1,176) shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a participant may purchase during each Purchase Period and Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9. Deposit of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each participant’s account with any broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.

10. Withdrawal.

(a) A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit A to this Plan. All of the participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated.

12. Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a participant in the Plan.

13. Shares Subject to Plan.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum initial number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be two hundred and two thousand nine hundred forty-one (202,941) shares. In addition to the foregoing, subject to Section 19 hereof, commencing on the first day of the Company’s 2006 fiscal year and on the first day of each fiscal year thereafter during the term of the Plan, the number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be increased by that number of shares of the Company’s Common Stock equal to the least of (i) one-half percent (0.5%) of the Company’s outstanding shares of Stock on such date, (ii)  one hundred thirty-five thousand two hundred ninety-four (135,294) shares or (iii) a lesser amount determined by the Board. Notwithstanding the foregoing, in no event shall the aggregate number of shares reserved for issuance under the Plan, during the term of the Plan, exceed one million three hundred fifty-two thousand nine hundred forty-one (1,352,941) shares of the Company’s Common Stock during the term of the Plan, subject to adjustment as provided in Section 19 hereof.

(b) If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c) With respect to shares of stock subject to an option granted under the Plan, a participant shall not be deemed to be a stockholder of the Company, and the participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant or his or her nominee following exercise of the participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14. Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies or resigns or is removed from office by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments. Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as pro-vided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of such participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)  In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions To Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

23. Term of Plan. The Plan shall become effective on the Effective Date. Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect until the tenth (10th) anniversary of the date of the initial adoption of the Plan by the Board, unless sooner terminated under Section 20 hereof. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the initial adoption of the Plan by the Board.

24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then (i) a new twelve (12) month Offering Period will automatically begin on the first trading day following that Exercise Date, and (ii) all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

25. Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

26.No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or participant) at any time, with or without cause.

27. Notice of Disposition of Shares. Each participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of an option if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the participant in such disposition or other transfer.

28. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.